MICRON ENVIRO SYSTEMS, INC.

8 Bond Street

Suite 121

Great Neck, New York
11021 USA

January 20, 2009

MENV—USA

NDDA—Germany

Micron Enviro Systems Inc. Receives Final Government Approval on Additional Coal Permits Near Major Coal Discovery

Micron Enviro Systems, Inc. ("Micron" or the “Company”) is extremely pleased to announce that it is has received final approval on six more coal permits comprising of an additional 9,805 acres.  Once a response is received on all permits that have been applied for, the Company will formulate a work program going forward in order to ultimately develop this coal prospect.  These permits are located in close proximity to a recent major new coal discovery in Saskatchewan, Canada made by Goldsource Mines Inc.  Micron was one of the first companies to acquire land in this exciting new coal area and it now has approximately 44,433 acres of prospective coal land to develop. Micron has a 100% interest in this acreage.

Bradley Rudman, president of Micron stated, “We are continuing to build our land position within a few miles from one of the most exciting new coal discoveries in recent times.  Management feels that this coal region is on the verge of achieving significant market attention as multiple companies are about to, or have started, major drill programs in the area, including Goldsource Mines Inc.  Goldsource’s stock price rose from $0.30 to over $19 per share in 2008 on the initial discovery of coal only a few miles away from our permitted property that Micron has a 100% interest in.  Not only is MENV focused on this tremendous coal prospect, but MENV's management is continuing to evaluate opportunities in other areas with significant upside potential, including additional coal prospects as well as the oil sands and potash prospects.”

Micron is an emerging oil and gas company that now has exposure to multiple leases in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world.  Micron also has approved coal leases at this time covering approximately 44,433 acres in Saskatchewan, Canada. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit Micron’s website for detailed maps of the locations of Micron’s prospects at .

If you have any questions, please call Micron at 315-307-8136. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 315-307-8136